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                                  Exhibit 99.1

     Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated:  February 11, 2000

                                    Draper Fisher Associates Fund IV, L.P.

                                    By: /s/ Tim Draper
                                       --------------------------------

                                    Name: Tim Draper

                                    Title: Managing Director

                                    Draper Fisher Management
                                    Company IV, LLC

                                    By: /s/ Tim Draper
                                       --------------------------------
                                    Name: Tim Draper

                                    Title: Managing Director

                                        /s/ Tim Draper
                                    -----------------------------------
                                    Timothy C. Draper

                                        /s/ John Fisher
                                    -----------------------------------
                                    John H.N. Fisher

                                        /s/ Stephen Jurvetson
                                    -----------------------------------
                                    Stephen T. Jurvetson

                                    Draper Fisher Partners IV, LLC

                                    By: /s/ Tim Draper
                                       --------------------------------

                                    Name: Tim Draper

                                    Title: Managing Director